Exhibit 21 to the Annual Report on

                        Form 10-K of W.W. Grainger, Inc.
                      for the year ended December 31, 1995

                               W.W. GRAINGER, INC.


                        Subsidiaries as of March 1, 1996



Bossert Industrial Supply, Inc. (Illinois)

Dayton Electric Manufacturing Co. (Illinois)

Grainger Caribe, Inc. (Illinois)

Grainger FSC, Inc. (U.S. Virgin Islands)

Grainger International, Inc. (Illinois)

         - WWG de Mexico, S.A. de C.V. (Mexico)

               - Grainger, S.A. de C.V. (Mexico)

               - WWG Servicios, S.A. de C.V. (Mexico)

         - Grainger Canada Inc. (Canada)

Lab Safety Supply, Inc. (Wisconsin)

WWG International, Inc. (Illinois)
(37)